Exhibit 10.1
Steven Madden, Ltd. 2019 Incentive Compensation Plan

(Adopted by the Board of Directors on February 25, 2019 and
Approved by the Stockholders on May 24, 2019)

i

STEVEN MADDEN, LTD.
2019 INCENTIVE COMPENSATION PLAN
(Adopted by the Board of Directors on February 25, 2019 and
Approved by the Stockholders on May 24, 2019)
ARTICLE I
ESTABLISHMENT OF PLAN
1.1    Establishment of the Plan. Steven Madden, Ltd (“the Company”) established this incentive compensation plan to permit the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Other Stock-Based Awards and Performance-Based Cash Awards to the persons and for the purposes described herein.
1.2    Purposes of the Plan. The purposes of the Plan are to induce certain individuals to remain in the employ, or to continue to serve as directors of, or consultants or advisors to, the Company and its present and future Subsidiaries, to attract new individuals to enter into such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board believes that the granting of Awards under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success.
1.3    Duration of the Plan. No Award may be granted under the Plan after February 24, 2029, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

ARTICLE II
DEFINITIONS
For purposes of this Plan, the following terms shall have the following meanings:
2.1    “Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets.
2.2    “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.
2.3    “Appreciation Award” means any Award under this Plan of any Stock Option, Stock Appreciation Right or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Stock-Based Award is granted.
2.4    “Award” means any award under this Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Share, Other Stock-Based Award or Performance-Based Cash Awards. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.
2.5    “Board” means the Board of Directors of the Company.
2.6    “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy from and after the date hereof, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act, or fraud which could cause significant economic injury to the Company; (iii) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (iv) a Participant’s willful misconduct with regard to the Company that could have a material adverse effect on the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.
2.7    “Change in Control” has the meaning set forth in Section 14.3.
2.8    “Change in Control Price” has the meaning set forth in Section 14.1.

2.9    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.
2.10    “Committee” means a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom shall be (i) a “non-employee director” as defined in Rule 16b-3; and (ii) an “independent director” as defined under Nasdaq Rule 5605(a)(2) or such other applicable stock exchange rule. To the extent that no Committee exists that has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.
2.11    “Common Stock” means the Common Stock, $0.0001 par value per share, of the Company.
2.12    “Company” means Steven Madden, Ltd., a Delaware corporation, and its successors by operation of law.
2.13    “Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction.
2.14    “Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.
2.15    “Effective Date” means the effective date of this Plan as defined in Article XVIII.
2.16    “Eligible Employees” means each employee of the Company or an Affiliate.
2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.
2.18    “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the closing price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded, or (b) if not traded on any such national securities exchange, the last sale price quoted in the principal over-the-counter market on which the Common Stock is quoted, as determined by the Committee. If the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 422 of the Code and/or Section 409A of the Code, as applicable. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.
2.19    “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.
2.20    “GAAP” has the meaning set forth in Section 12.2(c)(ii).
2.21    “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parent (if any) under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
2.22    “Limited Stock Appreciation Right” means a Tandem Stock Appreciation Right or Non-Tandem Stock Appreciation Right exercisable only upon the occurrence of a Change in Control or other event as determined by the Committee as provided in Section 7.5.
2.23    “Non-Employee Director” means a director of the Company who is not an active employee of the Company or an Affiliate.
2.24    “Non-Qualified Stock Option” means any Stock Option awarded under this Plan that is not an Incentive Stock Option.
2.25    “Non-Tandem Stock Appreciation Right” means the right to receive cash or a number of shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal to the difference between (i) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (ii) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.
2.26    “Other Stock-Based Award” means an Award under Article XI of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, a restricted stock unit or other Award valued by reference to an Affiliate.
2.27    “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.
2.28    “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to this Plan.
2.29    “Performance Goals” means the performance goals set forth on Exhibit A hereto.
2.30    “Performance-Based Cash Award” means a cash Award under Article XII of this Plan that is payable or otherwise based on the attainment of certain pre-established performance goals during a Performance Period.

2.31    “Performance Period” means the duration of the period during which receipt of an Award is subject to the satisfaction of performance criteria, such period as determined by the Committee in its sole discretion.
2.32    “Performance Share” means an Award made pursuant to Article X of this Plan of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period.
2.33    “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.
2.34    “Plan” means this Steven Madden, Ltd. 2019 Incentive Compensation Plan, as it may be amended from time to time.
2.35    “Prior Plan” means the Steven Madden, Ltd. 2006 Stock Incentive Plan, as in effect immediately prior to the Effective Date.
2.36    “Reference Stock Option” has the meaning set forth in Section 7.1.
2.37    “Restricted Stock” means an Award of shares of Common Stock under this Plan that is subject to restrictions under Article VIII.
2.38    “Restricted Stock Unit” means an Award described in Article IX.
2.39    “Restriction Period” has the meaning set forth in Subsection 8.3(a).
2.40    “Retirement” means a voluntary Termination of Employment at or after age 65 or such earlier date after age 50 as may be approved by the Committee, in its sole discretion at the time of grant or thereafter provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, except that Retirement shall not include any Termination by the Company with or without Cause. With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, before age 65 but after age 50, provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code.
2.41    “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.
2.42    “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.
2.43    “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.44    “Stock Appreciation Right” means a Non-Tandem Stock Appreciation Right or a Tandem Stock Appreciation Right.
2.45    “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants granted pursuant to Article VI.
2.46    “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
2.47    “Tandem Stock Appreciation Right” means the right to surrender to the Company all (or a portion) of a Stock Option in exchange for cash or a number of shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal to the difference between (a) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (b) the aggregate exercise price of such Stock Option (or such portion thereof).
2.48    “Ten Percent Stockholder” means an Eligible Employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.
2.49    “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.
2.50    “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.
2.51    “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.
2.52    “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the

Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.
2.53    “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferrable” shall have a correlative meaning.

ARTICLE III
ADMINISTRATION
3.1    The Committee. This Plan shall be administered and interpreted by the Committee.
3.2    Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance Shares; (vi) Other Stock-Based Awards, and (vii) Performance-Based Cash Awards. In particular, the Committee shall have the authority:

(a)	to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b)	to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)
to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any

Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)
to determine whether, to what extent and under what circumstances grants of Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;

(f)	to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.3(d);

(g)
to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant in any case, in a manner intended to comply with, Section 409A of the Code;

(h)	to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i)
to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award; and

(j)
to set the performance criteria and the Performance Period with respect to any Award for which the grant, vesting or payment of such Award is conditioned upon the attainment of specified performance criteria and to certify the attainment of any such performance criteria.

3.3    Guidelines. Subject to Article XV hereof, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. This Plan is intended to comply with the applicable requirements of Rule 16b-3, and this Plan shall be limited, construed and interpreted in a manner so as to comply therewith.
3.4    Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members)

arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.
3.5    Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
3.6    Delegation of Authority and Employment of Consultants.

(a)
The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b)
The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

3.7    Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s fraud. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV
SHARE LIMITATION
4.1    Shares.

(a)
General Limitations. The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under this Plan shall not exceed 11,000,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Any shares of Common Stock that are subject to Awards that are not Appreciation Awards shall be counted against this limit as 3.0 shares for every share granted. If any Appreciation Award granted under this Plan expires, terminates, is cancelled or is forfeited for any reason, the number of shares of Common Stock underlying any such Award shall again be available for the purpose of Awards under this Plan and added back to the aggregate maximum limit. If any Awards that are not Appreciation Awards granted under this Plan to a Participant expire, terminate, are cancelled or are forfeited for any reason, 3.0 shares of Common Stock shall again be available for the purposes of Awards under this Plan and added back to the aggregate maximum limit. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan. The number of shares of Common Stock available for the purpose of Awards under this Plan shall be reduced by (i) the total number of Stock Options or Stock Appreciation Rights exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement, (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award and (iii) any shares of Common Stock repurchased by the Company on the open market with the proceeds of an Stock Option exercise price.

(b)	Individual Participant Limitations.
(i)    The maximum number of shares of Common Stock subject to any Award of Stock Options, Stock Appreciation Rights, shares of Restricted Stock or Awards parts of Restricted Stock Units for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 1,000,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 1,200,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Eligible Employee’s or Consultant’s individual share limitations for both Stock Appreciation Rights and Stock Options.
(ii)    The maximum number of shares of Common Stock subject to (A) any Award of Stock Options (other than Incentive Stock Options), Stock Appreciation Rights and any other share appreciation awards which may be granted under this Plan during any fiscal year of the Company to each Non-Employee Director shall be 120,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all such Awards does not exceed 160,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company, and (B) any Award of Restricted Stock, Restricted Stock Units and any other Awards other than Awards described in Section 4.1(b)(ii)(A) which may be granted under this Plan during any fiscal year of the Company to each Non-Employee Director shall be 40,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all such Awards does not exceed 60,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company; provided further, that in no event shall the aggregate grant of Awards to Non-Employee Directors exceed 5% (when combined with the 5% limitation set forth in Sections 6.3(c), 8.3(a)(iv), 9.3(c), 10.2(f) and 11.2(c) of this Plan) of the total number of shares of Common Stock reserved for Awards under this Plan. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Non-Employee Director’s individual share limitations for both Stock Appreciation Rights and Stock Options.
(iii)    There are no annual individual Eligible Employee or Consultant share limitations on Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is not subject to attainment of Performance Goals in accordance with Section 8.3(a)(ii) hereof.
(iv)    The maximum number of shares of Common Stock subject to any Award of Performance Shares which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 1,000,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company. Each Performance Share shall be referenced to one share of Common Stock and shall be charged against the available shares under this Plan at the time the unit value measurement is converted to a referenced number of shares of Common Stock in accordance with Section 10.1.
(v)    The maximum payment under any Performance-Based Cash Award payable with respect to any fiscal year of the Company and for which the grant of such Award is subject to the attainment of Performance Goals in accordance with Section 12.2(c) herein which may be granted under this Plan with respect to any fiscal year of the Company to each Eligible Employee or Consultant shall be $10,000,000.
(vi)    The individual Participant limitations set forth in this Section 4.1(b) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to an Eligible Employee or a Consultant during a fiscal year are not covered by an Award to such Eligible Employee or Consultant in a fiscal year, the number of shares of Common Stock available for Awards to such Eligible Employee or Consultant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.
4.2    Changes.

(a)
The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b)
Subject to the provisions of Section 4.2(d), if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan, (iii) the purchase price thereof, and/or (iv) the individual Participant limitations set forth in Section 4.1(b) (other than those based on cash limitations) shall be appropriately adjusted. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.

(c)
Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

(d)
In the event of an Acquisition Event, the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or Stock Appreciation Rights or any Other Stock Based Award that provides for a Participant-elected exercise effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her vested Stock Options or Stock Appreciation Rights that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), the provisions of Section 4.2(b) and Article XIV shall apply.
4.3    Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V
ELIGIBILITY – GENERAL REQUIREMENTS FOR AWARDS
5.1    General Eligibility. All Eligible Employees, Consultants, Non-Employee Directors and prospective employees and consultants are eligible to be granted Awards, subject to the terms and conditions of this Plan. Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.
5.2    Incentive Stock Options. Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under this Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.
5.3    General Requirement. The vesting and exercise of Awards granted to a prospective employee or consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.
5.4    Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such shares shall comply with all applicable laws, and shall be further subject to the approval of the Company with respect to such compliance. As a condition of the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, as determined by the Company, such a representation is required by any applicable law.

ARTICLE VI
STOCK OPTIONS
6.1    Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted under this Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.
6.2    Grants. The Committee shall, in its sole discretion, have the authority to grant to any Eligible Employee (subject to Section 5.2) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options, and shall designate the type or types of option in the Award. The Committee shall, in its sole discretion, have the authority to grant Non-Qualified Stock Options to any Consultant or Non-Employee Director. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option. If the Stock Option does not specify whether it is an Incentive Stock Option in whole or part, the Stock Option shall be a Non-Qualified Stock Option.

6.3    Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee, in its sole discretion, shall deem desirable:

(a)
Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b)
Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than seven (7) years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five (5) years.

(c)	Exercisability. (i) Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.
(ii) Notwithstanding any other provision of this Plan to the contrary, the vesting period with respect to any Option Award shall be no less than (A) one year, if the vesting is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the vesting is based solely on the continued performance of services by the Participant (with vesting as to no more than one-third of the shares of Common Stock subject thereto on each of the first three anniversaries of the date of grant).
(iii)    Subject to the limitations set forth in Section 4.1(b), the Committee shall be authorized (at the time of grant or thereafter) to provide for earlier vesting in the event of a Participant’s Retirement, death or Disability.
Option Awards may be granted without the foregoing limitations with respect to up to 5% (when combined with the 5% limitation set forth in Sections 4.1(b)(ii), 8.3(a)(iv), 9.3(c), 10.2(f) and 11.2(c) of this Plan) of the total number of shares of Common Stock reserved for Awards under this Plan.

(d)
Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be in a form acceptable to the Company and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on The Nasdaq Stock Market or another national securities exchange or quoted in the over-the-counter market, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; (iii) by cashless exercise; or (iv) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, payment in full or in part in the form of delivery of Common Stock owned by the Participant based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)
Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as determined by the Committee, in its sole discretion. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award agreement.

(f)
Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(g)
Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, in its sole discretion (i) modify or extend outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not subject the Stock Options to tax under Section 409A of the Code), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(h)
Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option, and such shares shall be subject to the provisions of Article VIII and treated as Restricted Stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(i)
Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Committee shall, in its sole discretion, deem appropriate.

ARTICLE VII
STOCK APPRECIATION RIGHTS
7.1    Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under this Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.
7.2    Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a)
Base Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share base price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)
Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to equal or exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c)
Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.3(c).

(d)
Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(e)
Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash or a number of shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement, multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

(f)
Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g)	Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.3(e) of the Plan.
7.3    Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan.
7.4    Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a)
Exercise Price. The base price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share base price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)	Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 7 years after the date the right is granted.

(c)
Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. Notwithstanding any other provision of this Plan to the contrary, the vesting period with respect to any such right shall be no less than (A) one year, if the vesting is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the vesting is based solely on the continued performance of services by the Participant (with vesting as to no more than one-third of the shares of Common Stock subject thereto on each of the first three anniversaries of the date of grant).

(d)
Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)
Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right, a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash or a number of shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

(f)
Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5    Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited

Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash or Common Stock, as determined by the Committee, an amount equal to the amount (a) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (b) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights, as applicable.

ARTICLE VIII
RESTRICTED STOCK
8.1    Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion.
8.2    Awards and Certificates. Eligible Employees, Consultants and Non-Employee Directors selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)
Purchase Price. The purchase price of Restricted Stock, if any, shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)
Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such other period as the Committee may specify) after the grant date, by execution of a Restricted Stock agreement and by payment of the purchase price (if any) the Committee has designated thereunder.

(c)
Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Steven Madden, Ltd. 2019 Stock Incentive Plan and an agreement entered into between the registered owner and the Company dated __________. Copies of such Plan and agreement are on file at the principal office of the Company.”

(d)
Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3    Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

(a)
Restriction Period. (b) General. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in a Restricted Stock Award agreement, and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock. Within those limits, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of Restricted Stock.

(i)    Objective Performance Goals, Formulae or Standards. If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto or such other criteria as the Committee may determine from time to time.
(ii)    Limitations. Notwithstanding any other provision of this Plan to the contrary, the Restriction Period with respect to any Restricted Stock Award shall be no less than (A) one year, if the lapsing of restrictions is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the lapsing of restrictions is based solely on the continued performance of services by the Participant (with restrictions as to no more than one-third of the shares of Common

Stock subject thereto lapsing on each of the first three anniversaries of the date of grant).
(iii)    Acceleration. Subject to the terms of this Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a Participant’s Retirement, death or Disability.
Subject to the limitations set forth in Section 4.1(b), Restricted Stock Awards may be granted without the foregoing limitations with respect to up to 5% (when combined with the 5% limitation set forth in Sections 4.1(b)(ii), 6.3(c), 9.3(c), 10.2(f) and 11.2(c) of this Plan) of the total number of shares of Common Stock reserved for Awards under this Plan.

(c)
Rights as a Stockholder. Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that dividends shall be accumulated and payment deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(d)
Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX
RESTRICTED STOCK UNITS
9.1    Award of Restricted Stock Units. Restricted Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Restricted Stock Units shall be awarded, the number of Restricted Stock Units to be awarded, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock Units upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion.

9.2    Nature of Award. An award of a Restricted Stock Unit conveys a right to payment of Common Stock or the cash value of Common Stock after the date on which the Award is granted and subject to such conditions, including vesting and performance conditions, as the Committee may determine.
9.3    Vesting and Performance Conditions.

(a)
General. Restricted Stock Units shall be subject to such limits and conditions as are set forth in an Award Agreement, which shall set forth a vesting schedule and any events which would accelerate vesting of the Restricted Stock Units. Notwithstanding any other provision of this Plan to the contrary, the vesting period with respect to any Restricted Stock Unit shall be no less than (A) one year, if the vesting is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the vesting is based solely on the continued performance of services by the Participant (with vesting as to no more than one-third of the shares of Common Stock subject thereto on each of the first three anniversaries of the date of grant.

(b)
Objective Performance Goals, Formulae or Standards. If the grant or vesting of Restricted Stock Units is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock Unit Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto or such other criteria as the Committee may determine from time to time.

(c)
Acceleration. Subject to the terms of this Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a Participant’s Retirement, death or Disability.

Subject to the limitations set forth in Section 4.1(b), Restricted Stock Unit Awards may be granted without the foregoing limitations with respect to up to 5% (when combined with the 5% limitation set forth in Sections 4.1(b)(ii), 6.3(c), 8.3(a)(iv), 10.2(f) and 11.2(c) of this Plan) of the total number of shares of Common Stock reserved for Awards under this Plan.
9.4    Form and Timing of Payment. Except as otherwise provided under the terms of the Plan or a Participant’s Award agreement, payment of Restricted Stock Units shall be made at a specified settlement date that shall not be earlier than the last day of the vesting or restriction period. The Committee, in its sole discretion, may pay Restricted Stock Units by delivery of a number of shares of Common Stock or by payment in cash in an amount equal to the Fair Market Value of such Common Stock, or a combination thereof. The Committee may provide that settlement of Restricted Stock Units shall be deferred further, on a mandatory basis or at the election of the Participant.
9.5    Rights as a Shareholder. A Participant shall not have the rights of a shareholder until and unless the Award of a Restricted Stock Unit has been settled by the issuance of shares of Common Stock to the Participant. At the discretion of the Committee, Restricted Stock Units granted pursuant to the Plan may provide Participants with the right to receive dividend equivalents, which may be paid currently or credited to an account for the Participant, and which may be settled in Common Stock or cash, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee may establish, which may differ from the terms and conditions applicable to shares of Common Stock payable under the Restricted Stock Unit. The Committee shall not be under any obligation to pay dividend equivalents.

ARTICLE X
PERFORMANCE SHARES
10.1    Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the Performance Period during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 10.2.
Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Share upon the attainment of specified objective performance goals (including, the Performance Goals specified in Exhibit A attached hereto) established pursuant to Section 10.2(c) below and such other factors as the Committee may determine, in its sole discretion.
10.2    Terms and Conditions. Performance Shares awarded pursuant to this Article X shall be subject to the following terms and conditions:

(a)
Earning of Performance Share Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 10.2(c) are achieved and the percentage of each Performance Share Award that has been earned.

(b)	Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, Performance Shares may not be Transferred during the Performance Period.

(c)
Objective Performance Goals, Formulae or Standards. The Committee shall establish the objective Performance Goals for the earning of Performance Shares based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as the Committee shall determine. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto or such other performance criteria as the Committee shall establish.

(d)
Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share will not be paid to the Participant.

(e)
Payment. Following the Committee’s determination in accordance with subsection (a) above, shares of Common Stock or, as determined by the Committee in its sole discretion, the cash equivalent of such shares shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned Performance Shares. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Shares and/or subject the payment of all or part of any Performance Shares to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(f)	Vesting.
(i)    General. The Award agreement shall set forth a vesting schedule and any events which would accelerate vesting of the Performance Share Award. The vesting schedule with respect to any Performance Share Award shall be no less than one year and shall be based in whole or in part on the attainment of one or more Performance Goals.
(ii)     Acceleration. Subject to the terms of this Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a Participant’s Retirement, death or Disability.
Subject to the limitations set forth in Section 4.1(b), Performance Share Awards may be granted without the foregoing limitations with respect to up to 5% (when combined with the 5% limitation set forth in Sections 4.1(b)(ii), 6.3(c), 8.3(a)(iv), 9.3(c), and 11.2(c) of this Plan) of the total number of shares of Common Stock reserved for Awards under this Plan.

ARTICLE XI
OTHER STOCK-BASED AWARDS
11.1    Other Awards. The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.
Subject to the provisions of this Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.
The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals set forth on Exhibit A as the Committee may determine, in its sole discretion.
11.2    Terms and Conditions. Other Stock-Based Awards made pursuant to this Article XII shall be subject to the following terms and conditions:

(a)
Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, shares of Common Stock subject to Awards made under this Article XI may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)
Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Award under this Article XI shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c)	Vesting.

(i) General.     The vesting schedule with respect to any Award shall be no less than (A) one year, if the vesting period is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the vesting period is based solely on the continued performance of services by the Participant (with restrictions as to no more than one-third of the shares of Common Stock subject thereto lapsing on each of the first three anniversaries of the date of grant).
(ii)     Acceleration. Subject to the terms of this Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a Change in Control or a Participant’s Retirement, death or Disability.
Subject to the limitations set forth in Section 4.1(b), Other Stock-Based Awards may be granted without the foregoing limitations with respect to up to 5% (when combined with the 5% limitation set forth in Sections 4.1(b)(ii), 6.3(c), 8.3(a)(iv), 9.3(c), and 10.2(f) of this Plan) of the total number of shares of Common Stock reserved for Awards under this Plan.

(d)
Price. Common Stock issued on a bonus basis under this Article XI may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article XI shall be priced, as determined by the Committee in its sole discretion.

(e)	Payment. The form of payment for the Other Stock-Based Award shall be specified in the Award agreement.

ARTICLE XII
PERFORMANCE-BASED CASH AWARDS
12.1    Performance-Based Cash Awards. Performance-Based Cash Awards may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, or Restricted Stock. Subject to the provisions of this Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, such Awards shall be made, the dollar amount to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the payment of dollar amount under such Awards upon the completion of a specified Performance Period.
For each Participant, the Committee may specify a targeted performance award. The individual target award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under the Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an individual target award for a Participant for a calendar year shall not imply or require that the same level individual target award

(if any such award is established by the Committee for the relevant Participant) be set for any subsequent calendar year. At the time the Performance Goals are established, the Committee shall prescribe a formula to determine the percentages (which may be greater than 100%) of the individual target award which may be payable based upon the degree of attainment of the Performance Goals during the calendar year. Notwithstanding anything else herein, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s individual target award (or attained percentage thereof) regardless of the degree of attainment of the Performance Goals; provided that no such discretion to reduce an Award earned based on achievement of the applicable Performance Goals shall be permitted for the calendar year in which a Change in Control of the Company occurs, or during such calendar year with regard to the prior calendar year if the Awards for the prior calendar year have not been made by the time of the Change in Control of the Company, with regard to individuals who were Participants at the time of the Change in Control of the Company.
12.2    Terms and Conditions. Performance-Based Cash Awards made pursuant to this Article XII shall be subject to the following terms and conditions:

(a)
Vesting of Performance-Based Cash Award. (i)    General. The vesting schedule with respect to any Performance Share Award shall be no less than one year, and shall be based in whole or in part on the attainment of one or more Performance Goals.

(ii)     Waiver of Limitation. The Committee shall be authorized (at the time of grant or thereafter) to provide for earlier vesting in the event of a Participant’s Retirement, death or Disability.

(b)	Objective Performance Goals, Formulae or Standards.
(i)    The Committee shall establish the objective Performance Goals and the individual target award (if any) applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as the Committee may determine. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto or such other performance criteria as the Committee shall establish.
(ii)    The measurements used in Performance Goals set under the Plan shall be determined in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”) except, to the extent that any objective Performance Goals are used, if any measurements require deviation from GAAP, such deviation shall be at the discretion of the Committee at the time the Performance Goals are set or at such later time to the extent determined by the Committee.

(c)
Payment. Following the Committee’s determination and certification in accordance with subsection (a) above, the Performance-Based Cash Award amount shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in accordance with the terms and conditions of the Award agreement. If the Award agreement does not provide when such amount will be paid, except as provided in the next sentence, such amount shall be paid by no later than the later of: (i) March 15 of the year following the year in which the applicable Performance Period ends; or (ii) two and one-half (2½) months after the expiration of the fiscal year of the Company in which the applicable Performance Period ends. Notwithstanding the foregoing, the Committee may place such conditions on the payment of the payment of all or any portion of any Performance-Based Cash Award as the Committee may determine and the Committee may (x) provide that the payment of all or any portion of any Performance-Based Cash Award shall be deferred and (y) permit a Participant to elect to defer receipt of all or a portion of any Performance-Based Cash Award. To the extent applicable, any deferral under this Section 12.2(d) shall be made in a manner intended to comply with the applicable requirements of Section 409A of the Code.

ARTICLE XIII
TERMINATION
13.1    Termination. The following rules apply with regard to the Termination of the Participant’s service.

(a)	Rules Applicable to Stock Options and Stock Appreciation Rights. Unless otherwise determined by the Committee at grant (or, if no rights of the Participant are reduced, thereafter):
(i)    Termination by Reason of Retirement, Death, or Disability. If a Participant’s Termination is by reason of the Participant’s Retirement, death or Disability, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a one-year period from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights; provided, however, if the Participant dies within such exercise period, all unexercised Stock Options or Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(ii)    Involuntary Termination Without Cause. If a Participant’s Termination is by involuntary termination without Cause, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.
(iii)    Voluntary Termination. If a Participant’s Termination is voluntary (other than a voluntary termination described in Section 13.2(a)(iv)(2) below), all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated terms of such Stock Options or Stock Appreciation Rights.
(iv)    Termination for Cause. If a Participant’s Termination: (1) is for Cause or (2) is a voluntary Termination (as provided in sub-section (iii) above) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options or Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.
(v)    Unvested Stock Options and Stock Appreciation Rights. Stock Options or Stock Appreciation Rights that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(b)
Rules Applicable to Restricted Stock, Restricted Stock Units, Performance Shares, Other Stock-Based Awards and Performance-Based Cash Awards. Unless otherwise determined by the Committee at grant or thereafter, and except as otherwise provided in Article XIV, upon a Participant’s Termination for any reason: (i) during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited; and (ii) any unvested Restricted Stock Units, Performance Shares, Other Stock-Based Awards or Performance-Based Cash Awards shall be forfeited.

ARTICLE XIV
CHANGE IN CONTROL
14.1    Treatment of Awards. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:
(a)     If and to the extent that a successor to the Company converts, assumes, substitutes or replaces an Award, the vesting restrictions and/or forfeiture provisions applicable to such

Award shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the successor or other consideration that may be received with respect to such Award; provided, however, that if the Participant’s employment or other service is terminated, other than for Cause, within 12 months coincident with or immediately following such Change in Control, any unvested Awards shall become fully vested and exercisable upon such termination of employment or other service.
(b)    If and to the extent that such Awards are not converted, assumed, substituted for or replaced by a successor to the Company, Participants will receive an amount equal to the consideration per share of Common Stock in such Change in Control (or, in the case of an Appreciation Award, the consideration per share of Common Stock minus the exercise price or base price of such Award).
14.2    Assumption. For the purposes of this Article XIV, an Award shall be considered converted, assumed, substituted for or replaced by a successor if following the Change in Control the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor, the Committee may, with the consent of the successor, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the successor substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.
14.3    Change in Control. Unless otherwise determined by the Committee in the applicable Award agreement (or other written agreement approved by the Committee including, without limitation, an employment agreement), a “Change in Control” shall be deemed to occur following any transaction if: (a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the then outstanding securities of the Company (or its successor corporation); provided, however, that a merger or consolidation effected solely to implement a recapitalization of the Company shall not constitute a Change in Control of the Company; or (b) the stockholders of the Company approve a plan of complete liquidation of the Company; provided, that this subsection (b) shall not constitute a Change in Control with respect to the amount of any payment pursuant to an Award under this Plan, or any portion thereof, that is triggered upon a Change in Control and that is intended to constitute “non-qualified deferred compensation” pursuant to Section 409A of the Code; or (c) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (i) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (ii) pursuant to a spinoff-type transaction, directly or indirectly, of such assets to the stockholders of the Company (as further addressed by Section 4.2(b)).

ARTICLE XV
TERMINATION OR AMENDMENT OF PLAN
15.1    Termination or Amendment. Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3, pursuant to the requirements of Nasdaq Rule 5635(c) or such other applicable stock exchange rule, or, to the extent applicable to Incentive Stock Options under Section 422 of the Code, no amendment may be made which would:

(a)	increase the aggregate number of shares of Common Stock that may be issued under this Plan pursuant to Section 4.1 (except by operation of Section 4.2);

(b)	increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2);

(c)	change the classification of Eligible Employees or Consultants eligible to receive Awards under this Plan;

(d)	decrease the minimum option price of any Stock Option or Stock Appreciation Right;

(e)	extend the maximum option period under Section 6.3;

(f)
other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price or base amount of outstanding Stock Options or Stock Appreciation Rights or to cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price or base amount that is less than the exercise price or base amount of the original Stock Options or Stock Appreciation Rights;

(g)	award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price, except in accordance with Section 6.3(g); or

(h)	require stockholder approval in order for this Plan to continue to comply with the applicable provisions of Section 422 of the Code.
The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XVI
UNFUNDED PLAN
16.1    Unfunded Status of Plan. This Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XVII
GENERAL PROVISIONS
17.1    Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend that the Committee, in its sole discretion, deems appropriate to reflect any restrictions on Transfer.
All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, The Nasdaq Stock Market or any other national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
17.2    Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.3    No Right to Employment/Directorship/Consultancy. Neither this Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.
17.4    Tax Withholding. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the advance consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.
17.5    No Assignment of Benefits. No Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.
17.6    Listing and Other Conditions.

(a)
Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or quoted in the over-the-counter market, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or quoted in such market. The Company shall have no obligation to issue such shares unless and until such shares are so listed or quoted, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)
If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)
Upon termination of any period of suspension under this Section 17.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)
A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

17.7    Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).
17.8    Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.
17.9    Other Benefits. No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
17.10    Costs. The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.
17.11    No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.
17.12    Death/Disability. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may, in its discretion, also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.
17.13    Section 16(b) of the Exchange Act. All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.
17.14    Section 409A of the Code. The Company does not guarantee the particular tax treatment of an Award granted under this Plan. Awards made under this Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and this Plan, and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
17.15    Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.
17.16    Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
17.17    Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.
17.18    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
17.19    Effect of Prior Plan.    All awards under the Prior Plan shall remain subject to the terms of the Prior Plan and any agreement under which such Award was granted; provided, however, that no award under the Prior Plan that was limited by the application of Section 162(m) shall be subject to the application of negative discretion after December 31, 2018.

ARTICLE XVIII
EFFECTIVE DATE OF PLAN
The Plan is was adopted by the Board on February 25, 2019, and approved by the stockholders of the Company on May 24, 2019. The Effective Date is the date on which the Board adopted the Plan, subject to stockholder approval within 12 months following the date on which the Board approved the Plan.

ARTICLE XIX
TERM OF PLAN
No Award shall be granted pursuant to this Plan on or after the tenth anniversary of initial Board approval, as further set forth in Article XVIII, but Awards granted before that date may extend beyond that date.

ARTICLE XX
NAME OF PLAN
This Plan shall be known as “The Steven Madden, Ltd. 2019 Incentive Compensation Plan.”

EXHIBIT A
PERFORMANCE GOALS

1.
Performance goals established for purposes of the grant or vesting of Awards shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals (“Performance Goals”):

(a)	earnings per share;

(b)	operating income;

(c)	net income;

(d)	cash flow;

(e)	gross profit;

(f)	gross profit return on investment;

(g)	gross margin return on investment;

(h)	gross margin;

(i)	working capital;

(j)	earnings before interest and taxes;

(k)	earnings before interest, tax, depreciation and amortization;

(l)	return on equity;

(m)	return on assets;

(n)	return on capital;

(o)	revenue growth;

(p)	total shareholder return;

(q)	economic value added;

(r)
specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

A

(s)	the Fair Market Value of the shares of the Company’s Common Stock;

(t)	the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends;

(u)	reduction in expenses;

(v)	customer satisfaction;

(w)	customer loyalty;

(x)	style indexes;

(y)	number of new patents;

(z)	employee retention;

(aa)	market share;

(bb)	market segment share;

(cc)	product release schedules;

(dd)	new product innovation;

(ee)	new product introduction;

(ff)	product cost reduction through advanced technology;

(gg)	brand recognition and/or acceptance;

(hh)	ship targets; or
(ii)     such other goals as the Committee may determine.

2.
The Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence which the Committee determines should be appropriately excluded or adjusted, including:

(a)
restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification (ASC) 225 and/or ASC 360 and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b)	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

B

(c)	a change in tax law or accounting standards required by GAAP.

3.	Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.

4.
In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may:

(a)	designate additional business criteria on which the performance goals may be based; or

(b)	adjust, modify or amend the aforementioned business criteria.

C